Exhibit 77Q1 – Additional Items

Item 15

Foreign Sub-Custodian Network for The Northern Trust Company
Country	Subcustodian Name	Subcustodian Postal Address
Argentina	Citibank, N.A.	Bartolome Mitre 502/30, (C1036AAJ) Buenos Aires, Argentina.
Australia	HSBC Bank Australia Limited	HSBC Bank Australia Ltd, Direct Custody and Clearing, Level 5, 10 Smith St, Parramatta, Sydney, New South Wales 2150, Australia
Austria	UniCredit Bank Austria A.G	Julius Tandler-Platz 3, A-1090, Vienna, Austria.
Bahrain	HSBC Bank Middle East Limited	2nd Floor, Building No. 2505, Road No. 2832, Al Seef 428, P O Box 57, Bahrain
Bangladesh	Standard Chartered Bank	Portlink Tower, 67 Gulshan Avenue, Gulshan, Dhaka-1212, Bangladesh
Belgium	Deutsche Bank AG	Filiale Amsterdam, Custody & Clearing, Euronext Markets, Investor Services, Global Transaction Banking, De Entree 99 - 197, 1101 HE Amsterdam, Netherlands
Bermuda	HSBC Bank Bermuda Limited	Bank of Bermuda Building, 6 Front Street, Hamilton, HM11 Bermuda.
Bosnia and Herzegovina (Federation of Bosnia-Herzegovina)	Raiffeisen Bank International AG	Am Stadtpark 9, 1030 Vienna, Austria.
Bosnia and Herzegovina (Republic of Srpska)	Raiffeisen Bank International AG	Am Stadtpark 9, 1030 Vienna, Austria.
Botswana	Standard Chartered Bank Botswana Limited	Standard Chartered House, Queens Road, The Mall, PO Box 496, Gaborone, Botswana
Brazil	Citibank, N.A.	Citibank N.A. Sao Paulo Av Paulista 1111 12th Floor Sao Paulo SP 01311-920 Brazil
Bulgaria	Citibank Europe plc	Serdika Offices, 10th floor, 48 Sitnyakovo Boulevard, Sofia 1505, Bulgaria
Canada	Royal Bank of Canada	155 Wellington Street West, 7th Floor, Toronto, ON M5V 3K7, Canada
Canada	The Northern Trust Company, Canada	145 King Street West, Suite 1910, Toronto, Ontario, M5H 1J8, Canada
Chile	Banco de Chile	Estado 260, 2nd floor, Santiago, Chile 8320204
China (A Shares) through Hong Kong Stock Connect	The Hongkong and Shanghai Banking Corporation Limited	Custody and Clearing HSBC Securities Services 2/F Tower 1 HSBC Centre 1 Sham Mong Road Kowloon Hong Kong
China A Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc, 8 Century Avenue, Pudong, Shanghai, China (200120)
China B Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc, 8 Century Avenue, Pudong, Shanghai, China (200120)
Clearstream	Clearstream Banking S.A.	42 Avenue JF Kennedy L-2967 Luxembourg
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A No. 99-02 First Floor Santafe de Bogota D.C. Colombia
Costa Rica	Banco Nacional de Costa Rica	Banco Nacional, Gestión y Custodia de Inversiones, Dirección General de Finanzas, San José, Costa Rica, Ave 1 and 3 street 4th, Banco Nacional building 11th floor.
Croatia	UniCredit Bank Austria A.G	Julius Tandler-Platz 3, A-1090, Vienna, Austria.
Cyprus	Citibank Europe plc, Greece Branch	8 Othonos Street, Athens 10557, Greece
Czech Republic	UniCredit Bank Czech Republic and Slovakia, a. s	UniCredit Bank Czech Republic, a.s BB Centrum - Filadelfie Zeletakvsa 1525/1 140 92 Praha 4 - Michle
Denmark	Nordea Bank AB (publ)	Nordea, Postbox 850, DK-0900 Copenhagen C, Denmark
Egypt	Citibank, N.A.	The Boomerang Building, Plot 46, 1st District, 5th Settlement, off Road 90, New Cairo, P.O. Box 213, Post Code 11835, Cairo – Egypt
Estonia	Swedbank AS	Liivalaia 8, 15040, Tallinn, Estonia
Euroclear	Euroclear Bank S.A./N.V.	1 Boulevard du Roi, Albert II, B1210, Brussels, Belgium.
Finland	Nordea Bank AB (publ)	Aleksis Kiven katu 3-5, VC210, 00020 NORDEA, Finland
France	Deutsche Bank AG	Filiale Amsterdam, Custody & Clearing, Euronext Markets, Investor Services, Global Transaction Banking, De Entree 99 - 197, 1101 HE Amsterdam, Netherlands
Germany	Deutsche Bank AG	Alfred-Herrhausen-Allee 16-24, 65760 Eschborn, Germany
Ghana	Standard Chartered Bank Ghana Limited	Standard Chartered Bank Building, High Street, P.O. Box 768, Accra, Ghana
Greece	Citibank Europe plc, Greece Branch	8 Othonos Street, 10557 Athens, Greece
Hong Kong	The Hongkong and Shanghai Banking Corporation Limited	Custody and Clearing HSBC Securities Services 2/F Tower 1 HSBC Centre 1 Sham Mong Road Kowloon Hong Kong
Hungary	UniCredit Bank Hungary Zrt	Szabadsag ter 5-6, HU-1054, Budapest, Hungary
India	Citibank, N.A.	Citibank N.A. Securities Services, FIFC, 11th Floor C-54 & C-55, G Block, Bandra Kurla Complex, Bandra - East Mumbai 400 098, India
Indonesia	Standard Chartered Bank	Menara Standard Chartered, 5th Floor, Jl. Prof. Dr. Satrio No. 164, Jakarta 12930, Indonesia
Ireland	Euroclear UK and Ireland Limited (Northern Trust self-custody)	50 Bank Street, Canary Wharf, London, E14 5NT, United Kingdom
Israel	Bank Leumi Le-Israel BM	Level 13, 35 Yehuda Halevi St., Tel Aviv, Israel 61000
Italy	Deutsche Bank SpA	Deutsche bank SpA, DB1 - 1st Floor, Piazza del Calendario 3, 20126 Milan, ITALY
Japan	The Hongkong and Shanghai Banking Corporation Limited	Custody and Clearing, 6F HSBC Building, 11-1 Nihonbashi 3-chome, Chuo-Ku, Tokyo, Japan, 103-0027
Jordan	Standard Chartered Bank, Jordan Branch	Standard Chartered Bank, Al Thakafa Street, Shmeissani, Amman, Jordan
Kazakhstan	JSC Citibank Kazakhstan	Park Palace, Building A, 2nd Floor, 41, Kazybek Bi street, Almaty, A25T0A1, Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	48 Westlands Road, P.O.Box 40984 -00100GPO, Nairobi, Kenya
Kuwait	HSBC Bank Middle East Limited	Level 37, Al Hamra Business Tower, Abdulaziz Al Sager Street, Sharq Area, Kuwait City.
Latvia	Swedbank AS	Balasta dambis la, Riga, LV-1048, Latvia
Lithuania	AB SEB Bankas	Gedimino ave. 12, LT- 01103 Vilnius, Lithuania
Luxembourg	Euroclear Bank S.A./N.V.	1 Boulevard du Roi Albert II B1210 Brussels Belgium
Malaysia	HSBC Bank Malaysia Berhad	Custody and Clearing, 12th Floor, South Tower, No.2 Leboh Ampang, 50100 Kuala Lumpur, Malaysia
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	6th Floor, HSBC Centre, 18 Cybercity, Ebene, Mauritius
Mexico	Banco Nacional de Mexico , S.A.	WWSS Division Act.Roberto Medellin 800 3er Piso Norte Colonia Santa Fe Mexico D.F. 01210
Morocco	Societe Generale Marocaine de Banques	55 Boulevard Abdelmoumen, 20100, Casablanca, Morocco
Namibia	Standard Bank Namibia Limited	Standard Bank Centre, 2nd Floor, Town Square Building, Corner Werner List Street & Post Street Mall, Windhoek, Namibia
Netherlands	Deutsche Bank AG	Filiale Amsterdam, Custody & Clearing, Euronext Markets, Investor Services, Global Transaction Banking, De Entree 99 - 197, 1101 HE Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House, Level 9, 1 Queen Street, Auckland, New Zealand
Nigeria	Stanbic IBTC Bank Plc	IBTC Place, Walter Carrington Crescent, P O Box 71707, Victoria Island Lagos, Nigeria
Norway	Nordea Bank AB (publ)	P.O.Box 1166 Sentrum N-0107 Oslo, Norway
Oman	HSBC Bank Oman SAOG	Al Khuwair, PO Box 1727 PC 111, Seeb, Sultanate of Oman.
Pakistan	Citibank, N.A.	AWT Plaza I.I Chundrigar Road PO Box 4889 Karachi Pakistan 74200
Panama	Citibank, N.A.	Boulevard Punta Pacifica, Torre de las Americas, Apartado 0834-00555, Panama City, Panama
Peru	Citibank del Peru S.A.	WWSS - 3 er Piso, Av. Canaval y Moreyra#480, San Isidro, Lima 27 - Peru.
Philippines	The Hongkong and Shanghai Banking Corporation Limited	HSBC Securities Services 4th Floor, HSBC Centre, 3058 Fifth Avenue West Bonifacio Global City, Taguig City, 1634
Poland	Bank Polska Kasa Opieki SA	Ul Zwirki Wigury 31, PL-02-091 Warsaw Poland
Portugal	BNP Paribas Securities Services	Grands Moulins de Pantin, 9 rue du Débarcadère, 93500 Pantin - France
Qatar	HSBC Bank Middle East Limited	Security Services Department ( HSS Dept), 2nd Floor, Ali Bin Ali Building, old airport road, Ummghuwalina P.O. Box 57, Grand Hamad Street, Doha, Qatar
Romania	Citibank Europe plc	145 Calea Victoriei, Bucharest, 010072, Romania
Russia	AO Citibank	8-10 bld.1 Gasheka Street, 125047 Moscow, Russian Federation
Saudi Arabia	HSBC Saudi Arabia	HSBC Building, 2nd Floor, Olaya Road, Al-Murooj, P O Box 9084, Riyadh 11413, Saudi Arabia.
Serbia	UniCredit Bank Austria A.G	Julius Tandler-Platz 3, A-1090, Vienna, Austria.
Singapore	DBS Bank Ltd	10 Toh Guan Road, Level 04-11 (4B), Jurong Gateway, Singapore 608838
Slovakia	Citibank Europe plc	Dvořákovo nábrežie 8, 811 02 Bratislava, Slovakia
Slovenia	UniCredit Banka Slovenija d.d.	Šmartinska 140 SI-1000, Ljubljana, Slovenia
South Africa	The Standard Bank of South Africa Limited	Third Floor, West Wing, 30 Baker Street, Rosebank, 2196, Johannesburg, South Africa
South Korea	The Hongkong and Shanghai Banking Corporation Limited	5F, Direct Custody and Clearing, HSBC Securities Services, HSBC Building, 37, Chilpae-ro, Jung-gu, Seoul, Korea, 04511 .
Spain	Deutsche Bank S.A.E	Investor Services, Rosario Pino, 14-16, 1st floor., 28020 MADRID
Sri Lanka	Standard Chartered Bank	Standard Chartered Bank, Securities Services Unit, 37, York Street, Colombo1, Sri Lanka
Swaziland	Standard Bank Swaziland Limited	5th Floor, Corporate Place, Swazi Plaza, Mbabane, Swaziland
Sweden	Svenska Handelsbanken AB (PUBL)	Nordic Custody Services, Blasieholmstorg 12, SE-106 70, Stockholm, Sweden
Switzerland	Credit Suisse (Switzerland) Ltd	Uetlibergstrasse 231 CH-8070 Zurich
Taiwan	Bank of Taiwan	16F, No. 1, Songzhi Road, Taipei, Taiwan
Tanzania	Standard Chartered Bank (Mauritius) Limited	6th Floor Raffles Tower, 19 CyperCity, Ebene, Mauritius
Thailand	Citibank, N.A.	Securities and Fund Services, Citibank, N.A. Bangkok, 399 Interchange Building, Sukhumvit Road, Klongtoey Nua, Wattana District, Bangkok, 10110, Thailand
Tunisia	Union Internationale de Banques	10, Rue d’Egypte, Tunis Belvedere, 1002 Tunis, Tunisia
Turkey	Deutsche Bank A.S.	Esentepe Mahallesi Buyukdere Caddesi No.209 Tekfen Tower, Kat:17, 34394 Sisli, Istanbul, Turkey
Uganda	Standard Chartered Bank Uganda Limited	5 Speke Road, P.O. Box, 7111, Kampala, Uganda
Ukraine (Market suspended)	PJSC Citibank	16-g, Dilova Str. 03150 Kiev, Ukraine
United Arab Emirates (ADX)	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited, Global Banking and Markets - HSBC Securities Services UAE, Emaar Square, Building 5, Level 4, PO Box 502601, Dubai, United Arab Emirates.
United Arab Emirates (DFM)	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited, Global Banking and Markets - HSBC Securities Services UAE, Emaar Square, Building 5, Level 4, PO Box 502601, Dubai, United Arab Emirates.
United Arab Emirates (NASDAQ)	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited, Global Banking and Markets - HSBC Securities Services UAE, Emaar Square, Building 5, Level 4, PO Box 502601, Dubai, United Arab Emirates.
	Euroclear UK and Ireland Limited (Northern Trust self-custody)	50 Bank Street, Canary Wharf, London, E14 5NT, United Kingdom
United Kingdom CD's - USD	Deutsche Bank AG	Winchester House, 1 Great Winchester Street, London EC2N 2DB
United States	The Northern Trust Company	50 South La Salle Street, Chicago, IL 60603, USA.
Uruguay	Banco Itau Uruguay S.A.	Zabala 1463, 11000 Montevideo, Uruguay.
Vietnam	HSBC Bank (Vietnam) Ltd	Centre Point, 106 Nguyen Van Troi Street, Phu Nhuan District, Ho Chi Minh City, Vietnam.
Zambia	Standard Chartered Bank Zambia plc	2nd Floor, Standard Chartered House, Cairo Road, PO Box 32238, Lusaka 10101, Zambia
Zimbabwe	Standard Chartered Bank (Mauritius) Limited	6th Floor Raffles Tower, 19 CyberCity, Ebene, Mauritius